
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         JUN-30-1996
<CASH>                                               429,247
<SECURITIES>                                         2,015,419
<RECEIVABLES>                                        219,855
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     5,056
<PP&E>                                               1,125,323
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                       9,932,409<F1>
<CURRENT-LIABILITIES>                                281,732<F2>
<BONDS>                                              1,092,025
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           8,499,624
<TOTAL-LIABILITY-AND-EQUITY>                         9,932,409<F3>
<SALES>                                              0
<TOTAL-REVENUES>                                     81,700<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     20,294<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   30,035
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         (493,788)<F6>
<EPS-PRIMARY>                                        $(9.78)
<EPS-DILUTED>                                        0

<F1>Included  in  total  assets:   Investments  in  Local  Limited  Partnerships
$6,008,926, Deferred charges, net $50,787, Bond Trusts $70,140, Mortgage escrow $7,656
<F2>Included  in current  liabilities:  Accounts  payable to  affiliates
$22,328, Accounts payable and accrued expenses $37,847, Current bonds payable $117,975. Accrued interest $98,819, Security deposits $4,763
<F3>This amount includes: $59,028 of minority interest in the Local Limited
Partnership.
<F4>Total revenue includes: Rental $46,301, Investment $31,042, Other $4,357.
<F5>Included in Other Expenses:  An Adjustment to the provision for valuation of investments in Local Limited Partnerships of $(122,117), General and Administrative $78,342, Rental operations, exclusive of depreciation $26,949, Depreciation $10,045 and Amortization $27,075.
<F6>Net loss reflects:  equity in losses of Local Limited  Partnerships of
$525,350,  Minority  interest in loss of Local Limited Partnerships $191.

